EXHIBIT 4.8

                        CONSENT OF INDEPENDENT AUDITORS



Tele Centro Oeste Celular Participacoes S.A.
SCN Q.02 Bloco C, 226 - 6(degree)andar
Brasilia- DF

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Annual Report on Form 20-F of our report dated February 14, 2003, relating to the consolidated financial statements of Tele Centro Oeste Celular Participacoes S.A., prepared in conformity with accounting principles generally accepted in Brazil for the year ended December 31, 2002, which appears in such Annual Report.

                  Ernst and Young Auditores Independentes S.C.

                             /s/ Luiz Carlos Nannini
                                     Partner


Brasilia, Brazil

June 25, 2003